JACKSONVILLE BANCORP ANNOUNCES
                                 RECORD EARNINGS

JACKSONVILLE, FLA., October 24/PRNewswire-First Call/--Jacksonville Bancorp, Inc. (NASDAQ: JAXB), holding company for The Jacksonville Bank, announced today that for the third quarter in 2007, the Company had record earnings of $781 thousand, compared to $677 thousand in 2006. Earnings per diluted share were $0.43, compared to $0.37, an increase of 16.2% over the third quarter 2006.

For the first nine months of 2007, Jacksonville Bancorp reported record earnings of $2.0 million, or $1.11 per diluted share, an increase of 7.7% and 6.7%, respectively, over the same 2006 period. Compared to second quarter 2007, third quarter net income increased 12.5%, while diluted earnings per share rose $0.05, or 13.2%. Gilbert J. Pomar, III, Jacksonville Bancorp's CEO and President, stated, "The Company is especially proud of these results when so many in our industry are facing difficult times. Our ongoing commitment to organic growth and asset quality has served us well. We're also beginning to see results from our `Deliver the Bank' initiative, which is focused on core deposit growth."

Total assets were $384 million at September 30, 2007, compared to $326 million at December 31, 2006 and $319 million at September 30, 2006. Period-end loans increased by $53 million, or 19% (25% annualized), for the nine-month period from December 31, 2006, and by $65 million, or 24%, from September 30, 2006. Deposits increased by $39 million, or 15%, from September 30, 2006. The Company remains committed to its strategy designed to attract and retain customer relationships. Earning assets as a percentage of total assets remained constant at 96.0% for both periods.

Credit quality remains healthy, with non-performing loans at 0.16% of total loans outstanding at quarter-end and net charge-offs of 0.03% and 0.02% of average loans for the three- and nine-month periods, respectively. The allowance for loan losses as a percentage of loans was 0.91% at September 30, 2007, compared to 0.93% a year earlier. The decrease is a result of the quality and strength of the loan portfolio and management's analysis of the adequacy of the reserve which would be required to absorb estimated probable losses in the Company's loan portfolio. "Recent news from the financial sector has been focused on the sub-prime residential market, the residential construction industry, and acquisition and development lending. Jacksonville Bancorp made a conscious decision at inception to not enter these business lines which has served us well and, consequently, these issues have not affected our Company," said Mr. Pomar.

Jacksonville Bancorp's net interest income for the quarter increased 11.1% over the third quarter of 2006, while net interest income for the first nine months of 2007 increased 11.7% over the same period of 2006. The increase reflects the impact of strong organic loan growth which offset a net interest margin that has narrowed reflective of the competitive financial markets.

Noninterest income remained relatively flat compared to the third quarter 2006 and increased by 10.8% for the nine months ended September 30, 2007, compared to the previous year. The increase in the nine-month period is primarily the result of increased deposit service charges and mortgage origination income. Noninterest expense increased by 17.8%, compared to the quarter ended September 30, 2006. For the nine months ended September 30, 2007, noninterest expense increased by 13.9%. The increases were driven primarily by the incremental de novo branching expenses and an increase in the assessment rates charged to financial institutions for FDIC insurance. The new assessment rates, which took effect on January 1 of this year, primarily impact financial institutions not in existence on December 31, 1996.

Jacksonville  Bancorp,  Inc.,  a bank  holding  company,  is the  parent  of The
Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The risks, uncertainties and factors affecting actual results include but are not limited to: our relatively limited operating history; economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission.

Contact Valerie Kendall at 904-421-3051 for additional information.

                           JACKSONVILLE BANCORP, INC.

                                   (Unaudited)
                  (Dollars in thousands except per share data)



                                                                           Three Months Ended                Nine Months Ended
                                                                              September 30,                    September 30,
                                                                      ---------------------------       ---------------------------
                                                                         2007             2006             2007             2006
                                                                      ----------       ----------       ----------       ----------
Earnings Summary
----------------
Total interest income ..........................................      $    7,134       $    5,782       $   19,789       $   15,993
Total interest expense .........................................           3,931            2,898           10,665            7,827
                                                                      ----------       ----------       ----------       ----------
   Net interest income .........................................           3,203            2,884            9,124            8,166
Provision for loan losses ......................................              32              138              480              406
                                                                      ----------       ----------       ----------       ----------
   Net interest income after provision for loan losses .........           3,171            2,746            8,644            7,760
Noninterest income .............................................             284              290              861              777
Noninterest expense ............................................           2,288            1,943            6,344            5,568
                                                                      ----------       ----------       ----------       ----------
   Income before income tax ....................................           1,167            1,093            3,161            2,969
Income tax provision ...........................................             386              416            1,143            1,095
                                                                      ----------       ----------       ----------       ----------
   Net income ..................................................      $      781       $      677       $    2,018       $    1,874
                                                                      ==========       ==========       ==========       ==========

Summary Average Balance Sheet
-----------------------------
Loans, gross....................................................      $  330,949       $  266,615       $  310,169       $  254,143
Securities .....................................................          30,820           27,598           29,181           27,148
Other earning assets ...........................................           1,094            1,056              881            4,030
                                                                      ----------       ----------       ----------       ----------
   Total earning assets ........................................         362,863          295,269          340,230          285,321
Other assets ...................................................          13,042           14,147           13,716           13,597
                                                                      ----------       ----------       ----------       ----------
   Total assets ................................................      $  375,905       $  309,416       $  353,946       $  298,918
                                                                      ==========       ==========       ==========       ==========
Interest bearing liabilities ...................................      $  315,106       $  253,474       $  294,073       $  242,108
Other liabilities ..............................................          36,140           34,593           35,867           36,124
Shareholders' equity ...........................................          24,659           21,349           24,007           20,686
                                                                      ----------       ----------       ----------       ----------
   Total liabilities and shareholders' equity ..................      $  375,905       $  309,416       $  353,947       $  298,918
                                                                      ==========       ==========       ==========       ==========

Per Share Data
--------------
Basic earnings per share .......................................      $     0.45       $     0.39       $     1.16       $     1.09
Diluted earnings per share .....................................      $     0.43       $     0.37       $     1.11       $     1.04
Basic weighted average shares outstanding ......................       1,745,143        1,725,494        1,743,585        1,721,965
Diluted weighted average shares outstanding ....................       1,815,584        1,816,599        1,819,637        1,808,685
Book value per basic share at end of period ....................           14.56            12.82            14.56            12.82
Total shares outstanding at end of period ......................       1,747,981        1,728,845        1,747,981        1,728,845
Closing market price per share .................................      $    27.75       $    35.00       $    27.75       $    35.00

Selected Ratios
---------------
Return on average assets .......................................            0.82%            0.87%            0.76%            0.84%
Return on average equity .......................................           12.57%           12.58%           11.24%           12.11%
Average equity to average assets ...............................            6.56%            6.90%            6.78%            6.92%
Interest rate spread ...........................................            2.85%            3.23%            2.93%            3.17%
Net interest margin ............................................            3.50%            3.88%            3.59%            3.83%
Allowance for loan losses as a percentage of total loans .......            0.91%            0.93%            0.91%            0.93%
Net charged off loans as a percentage of average loans .........            0.03%            0.00%            0.02%            0.05%
Efficiency ratio ...............................................           65.62%           61.22%           63.54%           62.26%


                                                               September 30,
                                                           ---------------------
Summary Balance Sheet                                        2007         2006
---------------------                                      --------     --------
Cash and cash equivalents ............................     $  5,092     $  9,048
Securities ...........................................       32,846       28,764
Loans, net ...........................................      333,677      268,408
All other assets .....................................       12,676       12,604
                                                           --------     --------
   Total assets ......................................     $384,290     $318,825
                                                           ========     ========
Deposit accounts .....................................     $299,506     $260,136
All other liabilities ................................       59,328       36,530
Shareholders' equity .................................       25,457       22,158
                                                           --------     --------
   Total liabilities and shareholders' equity ........     $384,291     $318,823
                                                           ========     ========